UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2020

Jernigan Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36892	47-1978772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Poplar Avenue, Suite 650 Memphis, Tennessee	38119
(Address of Principal Executive Offices)	(Zip Code)
(901) 567 9510
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	JCAP	New York Stock Exchange
7.00% Series B cumulative redeemable perpetual preferred stock, $0.01 par value per share	JCAP PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).
☒	Emerging growth company.
☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 26, 2020, Jernigan Capital, Inc. (the “Company”) convened a special meeting of shareholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 3, 2020, by and among the Company, Jernigan Capital Operating Company, LLC, NexPoint RE Merger, Inc. (“Parent”), and NexPoint RE Merger OP, LLC, as amended September 21, 2020, pursuant to which the Parent will merge with and into the Company (the “Merger”), with the Company surviving the merger.

As of the close of business on September 11, 2020, the record date for the Special Meeting, there were 23,263,130 common shares of the Company, par value $0.01 per share (the “Common Shares”), outstanding, each of which was entitled to one vote with respect to each proposal at the Special Meeting.  At the Special Meeting, a total of 18,068,954 Common Shares, representing approximately 77.67% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the proposals described below were considered, each of which is further described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission and first mailed to shareholders on September 23, 2020, as it may be amended or supplemented.

The final voting results for each proposal are set forth below.

1.	Proposal to approve the Merger and the other transactions contemplated by the Merger Agreement:

For	Against	Abstain	Broker Non-Votes
17,644,369	390,895	33,690	-

Proposal 1 was approved by the Company’s shareholders, as the number of votes in favor of Proposal 1 constituted the affirmative vote of holders of Common Shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter.

2.
Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger:

For	Against	Abstain	Broker Non-Votes
15,918,130	2,072,349	78,475	-

Proposal 2 was approved by the Company’s shareholders, as the number of votes in favor of Proposal 2 constituted the affirmative vote a majority of the votes cast on the proposal.

3.
Proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger and the other transactions contemplated by the Merger Agreement:

Because there were sufficient votes at the Special Meeting to approve the proposal regarding the Merger and the other transactions contemplated by the Merger Agreement, this third proposal was not submitted to the Company’s shareholders for approval at the Special Meeting.

The parties intend to complete the transaction as soon as reasonably practicable.

Item 8.01.	Other Events.

On October 26, 2020, the Company issued a press release regarding shareholder approval of the Merger and certain related matters.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Jernigan Capital, Inc., dated October 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2020
Jernigan Capital, Inc.
	By:	/s/ John A. Good
	Name:	John A. Good
	Title:	Chief Executive Officer